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                                    EXHIBIT A

                                       To

                    Shareholder Service, Dividend Disbursing
                          and Transfer Agent Agreement
                                     between
                           EquiTrust Series Fund, Inc.
                                       and
                 EquiTrust Investment Management Services, Inc.
                                 January 1, 2004

           Annual Per Account Maintenance Fees:
                    High Grade Bond Portfolio                     $ 9.03
                    Strategic Yield Portfolio                       9.03
                    Money Market Portfolio                          9.03
                    Managed Portfolio                               8.03
                    Blue Chip Portfolio                             7.03
                    Value Growth Portfolio                          7.03

           Activity Fees:
                    CDSC                                          $ 1.40
                    Closed Account Fee                              1.50
                    New Account Set-Up                              3.00
                    Transaction Fee                                 1.00
                    ACH Fee                                         0.25
                    Telephone Call                                  1.00
                    Letter Fee                                      1.50

The annual account maintenance, CDSC and closed account fees are payable monthly at the rate of 1/12 of the annual fee per fund portfolio account. Activity fees will be paid monthly:

In addition, each Fund Portfolio will pay each month out-of-pocket expenses incurred or advances made by EquiTrust Investment Management Services, Inc. under the Shareholder Service, Dividend Disbursing and Transfer Agent Agreement. These items include, but are not limited to, postage, envelopes, checks, continuous forms, reports and statements, telephone, telegraph, stationary, supplies, costs of outside mailing firms, record storage and media for storage of records (e.g., microfilm, computer tapes).

 Executed this 12th day of November 2003.


                                                EquiTrust Series Fund, Inc.

Attest: /s/ KRISTI ROJOHN                       /s/ DENNIS M. MARKER
        -------------------------------         -------------------------------
        Kristi Rojohn                           Dennis M. Marker
        Secretary                               Chief Executive Officer

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                                                EquiTrust Investment Management
                                                Services, Inc.

Attest: /s/ KRISTI ROJOHN                       /s/ DENNIS M. MARKER
        -------------------------------         -------------------------------
        Kristi Rojohn                           Dennis M. Marker
        Secretary                               President